                                                                   Exhibit 3(d)2
                                  GULF POWER COMPANY

                                       BY-LAWS
                                   ----------------



                    SECTION 1. The annual meeting of the stockholders of the corporation for the election of directors and for the transaction of such other corporate business as may properly come before such meeting shall be held at the corporation's office at Augusta, in the State of Maine, or at such other place within or without the State of Maine as the Board of Directors may determine, on the last Tuesday in June in each year; provided, however, that the Board of Directors may fix an earlier day for such annual meeting of stockholders in any particular year; and provided further that, if the day fixed for such annual meeting of stockholders is a legal holiday, such meeting shall be held on the first day thereafter which is not a legal holiday.

                    SECTION 2. Special meetings of the stockholders of the corporation may be held at such time and at such place within or without the State of Maine as may be determined by the President or the Board of Directors or Executive Committee, or stockholders holding one-fourth of the then outstanding capital stock entitled to vote.

                    SECTION 3. Notice of the time, place and purpose of every meeting of stockholders shall be mailed by the Secretary or the officer performing his duties at least ten days before the meeting to each stockholder of record entitled to vote, at his post office address as shown by the records of the corporation, but meetings may be held without notice if all stockholders entitled to vote are present or if notice is waived before or after the meeting by those not present. No stockholder shall be entitled to notice of any meeting of stockholders with respect to any shares registered in his name after the date upon which notice of such meeting is required by law or by these by-laws to have been mailed or otherwise given to stockholders.

                    SECTION 4. Subject to the provisions of the articles of incorporation, as amended, the holders of a majority of the stock of the corporation entitled to vote, present in person or by proxy, shall constitute a quorum, but less than a quorum shall have power to adjourn.

                    At all meetings of stockholders, each stockholder entitled to vote may vote and otherwise act either in person or by proxy.

                    SECTION 5. The stock of the corporation shall be transferable or assignable on the books of the corporation by the holders in person or by attorney on the surrender of the
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           certificates therefor duly endorsed.  The certificates of stock of the corporation shall be numbered and shall be entered in the books of the corporation and registered as they are issued. They shall exhibit the name of the registered holder and shall certify the number of shares owned by him and shall be signed by, or in the name of the corporation by, the President or a Vice-President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, and shall be sealed with the corporate seal of the corporation. Where such certificate is signed by a Transfer Agent or by a Transfer
           Clerk acting on behalf of the corporation and by a Registrar, the signature of any such President, Vice-President, Treasurer, Assistant Treasurer, Secretary or Assistant Secretary and the seal of the corporation may be facsimile. In case any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been used on, any such certificate or certificates, shall cease to be such officer or officers of the corporation, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the corporation, such certificate or certificates may nevertheless be adopted by the corporation and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures shall have been used thereon had not ceased to be such officer or officers of the corporation and the issuance and delivery of any such certificate or certificates shall be conclusive evidence of such adoption.

                    The stock transfer books of the corporation may be closed by order of the Board of Directors for such period, not to exceed sixty days previous to any meeting of the stockholders or previous to the payment of any dividend upon the stock of the corporation, as the Board may determine, during which time no transfer of stock upon the books of the Corporation shall be made, and said books shall be re-opened the day following the date fixed for such meeting or for the payment of such dividend. If the stock transfer books of the corporation are ordered closed by the Board of Directors, every stockholder who appears of record at the time of closing said books shall be entitled to vote at the meeting or to receive the dividend on account of which the said books were ordered closed. In lieu of providing for the closing of the stock transfer books of the corporation, the Board of Directors may fix a date not exceeding sixty days preceding the date of any meeting of stockholders, or any dividend payment date, as the record date for the determination of the stockholders entitled to notice of and to vote at such meeting, or entitled to receive such dividend, as the case may be. If the stock transfer books of the corporation are not ordered closed by the Board of Directors of if the Board of Directors does not fix a date of record in lieu thereof, every stockholder who appears of record on the date of a stockholders' meeting shall be entitled to vote at such meeting and every stockholder who appears of record on the date specified by the Board of
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                                        - 3 -

           Directors in their declaration of a dividend shall be entitled to such dividend.

                    SECTION 6. Upon receipt by this corporation of evidence, satisfactory to the Board of Directors, of the loss, destruction or mutilation of any certificate of stock of this corporation and, if required by the Board of Directors, upon receipt of indemnity satisfactory to the Board of Directors and upon surrender and cancellation of such certificate, if mutilated, the Board of Directors may, if it so determines, direct the officers of this corporation to execute and deliver a new certificate of like tenor and for the same number of shares of the same class of stock to be issued in lieu of such lost, destroyed or mutilated certificate.

                    SECTION 7. The affairs of this corporation shall be managed by a Board consisting of not less than six directors, nor more than fifteen directors, their number to be fixed at the annual or any special meeting of the stockholders, who shall be elected annually by the stockholders entitled to vote, to hold office until their successors are elected and qualify. Directors need not be stockholders. A majority of the members of the Board then in office shall constitute a quorum. Vacancies in the Board of Directors may be filled by the Board at any meeting, except that vacancies arising from the election of fewer directors than the total number fixed shall be filled at a meeting of the stockholders called for the purpose of filling such vacancies, or by the Board of Directors under special authorization from the stockholders. Any and all of the directors may at any time be removed without cause assigned by the vote of the holders of a majority in number of all of the outstanding stock entitled to vote given at a meeting called for the purpose of considering such action. The foregoing provisions of this Section 7 relating to the election of directors and to the filling of vacancies in the Board of Directors shall be subject to the provisions of the Articles of Incorporation, as amended.

                    Commencing April 14, 1965, a person being a full-time executive employee of the corporation or its parent company or any affiliated company when first elected a director of the corporation (hereinafter sometimes referred to as an "employee-director") shall not be eligible for election as a director when he ceases to be an executive employee, whether by reason of resignation, retirement or other cause; and a person not an employee-director shall not be eligible for election as a director of the corporation after his 70th birthday; provided, however, that directors presently in office who have attained age 70 shall be eligible to continue as advisory directors, until, but not beyond, the annual meeting of this Board of Directors in the year 1968.

                    Any employee-director who is not eligible for election as a director by reason of the foregoing provisions shall be
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           eligible for election and re-election by the Board of Directors as an advisory director, upon the recommendation of the Chief Executive Officer of the corporation, for a term ending at the first meeting of the Board of Directors following the annual meeting of stockholders next following such election. Any person eligible for election as an advisory director must be one whose services as such will be, in the opinion of the Board of Directors, of value to the corporation. An advisory director shall be entitled to notice of and to attend and advise but not to vote at, meetings of the Board of Directors, and of any committees thereof to which he shall be appointed, nor shall he be counted in determining the existence of a quorum, and for his services may be paid, in the discretion of the Board of Directors, compensation and reimbursement of expenses on the same basis as if he were a director.

                    SECTION 8. The annual meeting of the Board of Directors shall be held as soon as practicable after the annual meeting of the stockholders. Other meetings of the Board of Directors shall be held at the times fixed by resolution of the Board or upon call of the Chairman of the Board, the President or a Vice-President or any person upon whom powers have devolved pursuant to Section 12 hereof. The Secretary or officer performing his duties shall give at least two days' notice of all meetings of Directors, provided that a meeting may be held without notice immediately after the annual election of Directors, and notice need not be given of regular meetings held at times fixed by resolution of the Board. Meetings may be held at any time without notice if all the Directors are present or if those not present waive notice either before or after the meeting. Notice by mail or telegraph to the usual business or residence address of the director shall be sufficient. The purpose of special meetings of the Board of Directors need not be stated in such notice unless required by law and unless otherwise indicated in the notice any and all business may be transacted at a special meeting of the Board of Directors.

                    SECTION 9. The Board of Directors, as soon as may be convenient after the election of directors in each year, may appoint one of their number Chairman of the Board and shall appoint one of their number President of the corporation, and shall also appoint one or more Vice-presidents, a Secretary, a Clerk and a Treasurer, none of whom need be members of the Board, and shall, from time to time, appoint such other officers as they may deem proper. The same person may be appointed to more than one office. The term of office of all officers shall be for one year and until their respective successors are chosen and qualified, but any officer may be removed from office at any time by the Board of Directors without cause assigned. Vacancies in the offices shall be filled by the Board of Directors.

                    SECTION 10.  The Board of Directors, as soon as may be

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           after the election in each year, may appoint an executive
           committee to consist of the President and such number of directors as the Board may from time to time determine. Such committee shall have and may exercise all of the powers of the Board during the intervals between its meetings which may be lawfully delegated, subject to such limitations as may be provided by a resolution of the Board. The Board shall have the power at any time to change the membership of such committee and to fill vacancies in it. The executive committee may make rules for the conduct of its business and may appoint such committees and assistants as it may deem necessary. The Board may, from time to time, determine by resolution the number of members of such committee required to constitute a quorum. The Board shall designate the Chairman of the executive committee and the proceedings of the executive committee shall from time to time be reported to the Board of Directors.

                    SECTION 11. Unless otherwise designated as separate offices by the Board of Directors, the President shall be the Chief Executive Officer of the corporation; he shall preside at all meetings of the stockholders and directors; he shall have general supervision of the business of the corporation; shall see that all orders and resolutions of the Board are carried into effect, subject, however, to the rights of the directors to delegate any specific powers, except such as may be by statute exclusively conferred on the President, to any other officer of the corporation. He shall, unless otherwise ordered, execute bonds, deeds, mortgages, and other contracts, and when required shall cause the seal of the corporation to be affixed thereto and shall sign certificates of stock. He shall be ex officio a member of all standing committees, and shall submit to the stockholders at their annual meeting a report of the year's business. Should the offices of President and Chief Executive Officer be held by different persons, the above duties shall be as delegated to each office by the Board of Directors.

                    SECTION 12. Notwithstanding the provisions of Section 9 hereof, in the event of the absence or inability of the President to act, the powers and duties of the President shall, subject to the control of the Board of Directors, devolve successively upon such other persons as shall have been designated in a resolution adopted by the Board of Directors, and in accordance with the order of succession set forth therein.

                    SECTION 13.  The Secretary shall attend all sessions
           of the Board and record all votes and the minutes of all proceedings in a book to be kept for that purpose; and shall perform like duties for standing committees when required. He shall give or cause to be given notice of all meetings of the stockholders and the Board of Directors, and of standing committees when required, and shall perform such other duties
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           as may be prescribed by the Board of Directors or the President under whose supervision he shall act. He shall keep in safe custody the seal of the Corporation, and when authorized, affix the same to any instrument requiring a seal, and attest the signatures thereof, when directed or required to do so.

                    SECTION 14. The Treasurer shall have the custody of the corporate funds and securities, and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation, and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation, in such depositaries as may be designated by the Board of Directors. He shall disburse the funds of the corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the President, and to the directors at the regular meetings of the Board or whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the corporation. He shall give the corporation a bond for the faithful performance of the duties of his office, and for the restoration to the corporation in case of his death, resig-nation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind, in his possession or under his control belonging to the corporation.

                    SECTION 15. It shall be the duty of the Controller to supervise and be responsible for accounting transactions of the corporation; to have charge of the installation and supervision of all accounting and statistical records, the preparation of all financial and statistical statements and reports, and the accounting methods, systems and forms in use by all departments; he shall perform such other duties as may be assigned to him from time to time by the President.

                    SECTION 16. One or more Assistant Secretaries or Assistant Treasurers or Assistant Controllers may be elected by the Board or appointed by the President to hold office until the next annual meeting of the Board of Directors and until their successors are elected or appointed, but may be removed at any time. They shall perform any or all of the duties of the Secretary or Treasurer, or Controller as the case may be, and such other duties as may be assigned to them from time to time.

                    SECTION 17. The Clerk of the corporation shall be a resident of Maine, and shall be sworn to the faithful performance of his duties. He need not be a stockholder. He shall keep a full and accurate record of all stockholders' meetings, shall keep an office in said Augusta as required by law, and shall have the custody of all books and papers belonging to the corporation which are located in said office. He shall receive as compensation for his services in acting as proxy at annual meetings, keeping an office in Maine, preparing
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           records of annual meetings and furnishing the Secretary with duplicate copies of same and of necessary blanks and forms at proper times the sum of fifty dollars annually, payable in advance. He shall receive a reasonable compensation for all additional services. In the absence of the Clerk, a Clerk pro tempore may be chosen, who shall be a resident of Maine, and shall be duly sworn.

                    SECTION 18. In the case of the absence of any officer of the corporation, or for any other reason that the Board may deem sufficient, the Board may delegate the powers or duties of such officers to any other officer or to any director, for the time being.

                    SECTION 19. If the office of any director becomes vacant by reason of death, resignation, retirement, disqualification, removal from office, or otherwise, the remaining directors then in office, even though less than a quorum, by a majority vote may choose a successor or successors, who shall hold office for the unexpired term in respect of which such vacancy occurred; but vacancies in the Board of Directors arising from the election of fewer directors than the total number fixed shall be filled in the manner prescribed by Section 7 thereof.

                    SECTION 20. The Board of Directors shall have power to authorize the payment of compensation to the directors for services to the corporation, including fees for attendance at meetings of the Board of Directors, of the executive committee and all other committees and to determine the amount of such compensation and fees.

                    SECTION 21.

                    A.  Indemnity

                    To the fullest extent permitted by law, the Company shall indemnify each person made, or threatened to be made, a party to any threatened, pending, or completed claim, action, suit or proceeding, whether civil or criminal, administrative or investigative, and whether by or in the right of the Company or otherwise, by reason of the fact that such person, or such person's testator or intestate, is or was a director, officer or was an employee of the Company holding one or more management positions through and inclusive of managers (but not positions below the level of managers) (such positions being hereinafter referred to as "Management Positions") or is or was serving at the request of the Company as a director, officer, employee, agent or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, in any capacity at the request of the Company, against all loss and expense actually or reasonably incurred by him including, without limiting the generality of the foregoing, judgments, fines, penalties, liabilities, sanctions,
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           and amounts paid in settlement and attorneys fees and
           disbursements actually and necessarily incurred by him in defense of such action or proceeding, or any appeal therefrom. The indemnification provided by this Section shall inure to the benefit of the heirs, executors and administrators of such person.

                    In any case in which a director, officer of the Company or employee of the Company holding one or more Management Positions requests indemnification with respect to the defense of any such claim, action, suit or proceedings, the Company may advance expenses (including attorney's fees) incurred by such person prior to the final disposition of such claim, action, suit or proceeding, as authorized by the Board of Directors in the specific case, upon receipt of a written undertaking by or on behalf of such person to repay amounts advanced if it shall ultimately be determined that such person was not entitled to be indemnified by the Company under this Section or otherwise; provided, however, that the advancement of such expenses shall not be deemed to be indemnification unless and until it shall ultimately be determined that such person is entitled to be indemnified by the Company. Such a person claiming indemnification shall be entitled to indemnification upon a determination that no judgment or other final adjudication adverse to such person has established that such person's acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or such person personally obtained an economic benefit including a financial profit or other advantage to which such person was not legally entitled. Without limiting the generality of the foregoing provision, no former, present or future director or officer of the Company or employee of the Company holding one or more management positions, or his heirs, executors or administrators, shall be liable for any undertaking entered into by the Company or its subsidiaries or affiliates as required by the Securities and Exchange Commission pursuant to any rule or regulation of the Securities and Exchange Commission now or hereafter in effect or orders issued pursuant to the Public Utility Holding Company Act of 1935, the Federal Power Act, or any undertaking entered into by the Company due to environmental requirements including all legally enforceable environmental compliance obligations imposed by federal, state or local statute, regulation, permit, judicial or administrative decree, order and judgment or other similar means, or any undertaking entered into by the Company pursuant to any approved Company compliance plan or any federal or state or municipal ordinance which directly or indirectly regulates the Company, or its parent by reason of their being holding or investment companies, public utility companies, public utility holding companies or subsidiaries of public utility holding companies.

                    The foregoing rights shall not be exclusive of any other rights to which any such director, officer or employee
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           may otherwise be entitled and shall be available whether or not the director, officer or employee continues to be a director, officer or employee at the time of incurring any such expenses and liabilities.

                    If any word, clause or provision of the By-laws or any indemnification made under this Section 21 shall for any reason be determined to be invalid, the remaining provisions of the By-Laws shall not otherwise be affected thereby but shall remain in full force and effect. The masculine pronoun, as used in the By-Laws, means the masculine and feminine wherever applicable.

                    B.  Insurance

                    The Company may purchase and maintain insurance on behalf of any person described in Section 21 against any liability or expense (including attorney fees) which may be asserted against such person whether or not the Company would have the power to indemnify such person against such liability or expense under this Section 21 or otherwise.

                    SECTION 22. The Board of Directors are authorized to select such depositaries as they shall deem proper for the funds of the corporation. All checks and drafts against such deposited funds shall be signed by such officers or such other persons as may be specified by the Board of Directors.

                    SECTION 23. The corporate seal shall be circular in form, and shall have inscribed thereon the name of the corporation, followed by the word "Maine" and shall have the word "Seal" inscribed in the center thereof.

                    SECTION 24. A director of this corporation shall not be disqualified by his office from dealing or contracting with the corporation, either as vendor, purchaser or otherwise, nor shall any transaction or contract of this corporation be void or voidable by reason of the fact that any director or any firm of which any director is a member or any corporation of which any director is a shareholder or director is in any way interested in such transaction or shall be authorized, ratified or approved either (a) by vote of a majority of a quorum of the Board of Directors or the executive committee, without counting in such majority or quorum any directors so interested or being a member of a firm so interested or a shareholder or director of a corporation so interested, or (b) by vote at a stockholders' meeting of the holders of a majority of all the outstanding shares of the stock of the corporation entitled to vote or by a writing or writings signed by a majority of such holders; nor shall any director be liable to account to the corporation for any profit realized by him from or through any transaction or contract of this corporation authorized, ratified or approved as aforesaid, by reason of the fact that he or any firm of which he is a member or any corporation of
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                                        - 10 -

           which he is a shareholder or director was interested in such transaction or contract. Nothing herein contained shall create any liability in the events above described or prevent the authorization, ratification or approval of such contracts or transactions in any other manner provided by law.

                    SECTION 25.  These by-laws may be altered or amended
           (a) by a majority vote of the outstanding stock entitled to vote at any annual meeting or upon notice at any special meeting of stockholders, or (b) at any meeting of the Board of Directors by a majority vote of the entire Board then in office.

                                      I N D E X
                                      ---------
           Section                                                Page
           -------                                                ----
              1. ANNUAL MEETING OF STOCKHOLDERS - LOCATION AND
                   DATE . . . . . . . . . . . . . . . . . . . . .   1

                      (The annual meeting of stockholders is
                      to be held at the office of the Corporation in Augusta, Maine, or at such other place within or without the State of Maine as the Board of Directors may determine, on the last Tuesday in June each year; provided, however, that the Board of Directors may fix an earlier day in any year.)

              2. SPECIAL MEETINGS OF STOCKHOLDERS - LOCATION
                   AND METHOD OF CALL . . . . . . . . . . . . . .   1

              3. NOTICE OF MEETING OF STOCKHOLDERS - TIME, PLACE
                   AND PURPOSE  . . . . . . . . . . . . . . . . .   1

                      (Notice of the time, place and purpose of every meeting of stockholders shall be mailed by the Secretary or the Officer performing his duties at least ten days before the meeting to each stockholder of record entitled to vote.)

              4. QUORUM . . . . . . . . . . . . . . . . . . . . .   1

              5. STOCK. . . . . . . . . . . . . . . . . . . . . .   1

                      (a)  Regulations governing issuance of
                           stock
                      (b)  Dividends - Declaration, payment,
                           limitations and definitions

              6. REPLACEMENT OF LOST, DESTROYED OR MUTILATED
                   CERTIFICATES . . . . . . . . . . . . . . . . .   3

              7. ELECTION OF BOARD OF DIRECTORS - TOTAL NUMBER OF
                   DIRECTORS ALLOWED, AND NUMBER CONSTITUTING A
                   QUORUM . . . . . . . . . . . . . . . . . . . .   3

              8. BOARD OF DIRECTORS' MEETINGS, ANNUAL AND OTHER -
                     NOTICES OF MEETINGS, ETC . . . . . . . . . . . 4

              9. APPOINTMENT AND TERM OF OFFICE . . . . . . . . . .    4

             10. APPOINTMENT AND DUTIES OF EXECUTIVE COMMITTEE. . .    4

             11. DUTIES AND POWERS OF THE PRESIDENT . . . . . . . .    5

             12. SUCCESSION OF OFFICERS IN EVENT OF INABILITY OF
                   PRESIDENT TO ACT . . . . . . . . . . . . . . . .    5

             13. DUTIES AND POWERS OF THE SECRETARY . . . . . . . .    5

             14. DUTIES AND POWERS OF THE TREASURER . . . . . . . .    6

             15. DUTIES AND POWER OF THE CONTROLLER . . . . . . . .    6

             16. DUTIES AND POWERS OF ASSISTANT SECRETARIES,
                   ASSISTANT TREASURERS, AND ASSISTANT CONTROLLER .    6

             17. QUALIFICATIONS, DUTIES AND POWERS OF THE CLERK . .    6

             18. DELEGATION OF DUTIES AND POWERS BY THE BOARD OF
                   DIRECTORS  . . . . . . . . . . . . . . . . . . .    7

             19. SELECTION OF SUCCESSOR DIRECTORS TO FILL VACANCIES
                   BY REASON OF DEATH, RESIGNATION, ETC . . . . . .    7

             20. POWER TO AUTHORIZE COMPENSATION FOR DIRECTORS. . .    7

             21. INDEMNIFICATION. . . . . . . . . . . . . . . . . .    7

             22. POWER TO SELECT DEPOSITARIES AND DESIGNATE
                   REQUIRED SIGNATURES. . . . . . . . . . . . . . .    9

             23. CORPORATE SEAL - DESCRIPTION . . . . . . . . . . .    9

             24. BUSINESS TRANSACTIONS BETWEEN CORPORATION AND ITS
                   DIRECTORS  . . . . . . . . . . . . . . . . . . .    9

             25. AMENDMENT TO BY-LAWS . . . . . . . . . . . . . . .    10